                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made this 22nd day of October, 2001 by CRAIG A. MANCHESTER, an individual residing at 5 Vintage Drive, Newport Beach, CA 92660 (the "Employee"), and D.R. HORTON, INC., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the Company and Schuler Homes, Inc. ("Schuler") have entered into an Agreement and Plan of Merger, dated as of October 22, 2001 (the "Merger Agreement");

         WHEREAS, the Merger Agreement provides that, as a condition to the consummation of the transactions contemplated thereby, the Company shall have entered into an employment agreement with the Employee, with employment thereunder to be effective as of the Closing Date as defined in the Merger Agreement (such date being the "Effective Date" herein);

         WHEREAS, pursuant to the provisions of the Merger Agreement, the Company desires to hire the Employee, and the Employee desires to accept employment with the Company, upon the terms and conditions hereinafter set forth; and

         WHEREAS, concurrently herewith the Employee is executing a Confidentiality and Non-Competition Agreement in the form attached hereto as Exhibit A (the "Confidentiality and Non-Competition Agreement") in connection with the benefits accruing to the Employee as a result of the merger contemplated by the Merger Agreement in respect of his indirect ownership interest in Schuler;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Employment of Employee. Subject to the terms and conditions hereof, the Company hereby employs the Employee in the capacity of Vice President of the Company and Chief Operating Officer of the Company's Schuler Homes Region, and the Employee hereby accepts such employment.

         2. Duties. The Employee shall have responsibility for the day to day operations of the Company's Schuler Homes Region. The Company agrees to assign to the Employee, and the Employee agrees to perform, such duties and responsibilities as are consistent with the responsibilities assigned to executives over other regions of the Company as well as such other duties and responsibilities as the Chairman or Chief Executive Officer of the Company may from time to time assign. During the term of his employment with the Company, the Employee shall devote his full time to the business and affairs of the Company (other than with respect to those activities and investments in which the Employee is engaged as of the date hereof as more fully set forth on Schedule B to the Confidentiality and Noncompetition Agreement, dated as of the date hereof (the "Noncompetition Agreement"), delivered by the Employee in favor of the Company), shall use his reasonable best efforts to discharge the responsibilities of his office and position as set forth herein, and shall not engage in any other employment or business activities for any direct or indirect remuneration that would be harmful or detrimental to, or that may compete with, the business and affairs of the Company, or that would interfere with his duties hereunder.

         3. Termination of Prior Employment Agreement. On and after the Effective Date, this Agreement will supersede the Employment Agreement, dated as of August 29, 2000, between the Employee and Western Pacific Housing Development, L.P. and any amendments thereto (the "Western Pacific Agreement"), and such agreement shall thereupon be terminated and no longer in effect. Except as expressly provided herein, the parties mutually release each other from all debts, duties, and obligations under the Western Pacific Agreement including, without limitation, the severance and other obligations of Section 5 thereof. The release of such obligations and termination of the Western Pacific Agreement shall not constitute a Termination of Service or a Constructive Termination thereunder entitling the Employee to severance or any other benefit under the Western Pacific Agreement. Notwithstanding the foregoing, on the Effective Date, all options to purchase shares of common stock of the Company granted to the Employee in replacement of his options to purchase shares of common stock of Schuler pursuant to the Merger Agreement shall immediately vest and become exercisable.

         4. Base Compensation; Allowance. During the Term (as defined below), the Company shall pay to the Employee semi-monthly, as base compensation for the services to be rendered hereunder, the sum of $14,583.33 less appropriate deductions and withholdings, with such payments made consistent with the normal payroll procedures of the Company (the "Base Compensation"). The Base Compensation shall be prorated for any month during which the Employee is employed for less than the entire month. During the Term, the Employee shall receive a $1,000 monthly car allowance.

         5. Bonus. For Schuler's fiscal year ending on March 31, 2002, the Employee shall receive a bonus of 1.25% of the earnings before taxes attributable to the operations of Schuler as historically conducted, which bonus shall be calculated consistent with past practices immediately prior to the Effective Date and shall be paid to the Employee on or prior to May 15, 2002. Such bonus shall be offset against any portion of the annual bonus received by the Employee pursuant to Section 4(b) of the Western Pacific Agreement for such fiscal year. For the period commencing on April 1, 2002 and ending on March 31, 2003, the Employee shall receive a bonus of $1,150,000, less appropriate deductions and withholdings, payable in four equal installments of $287,500 following the completion of each calendar quarter during which the Employee remains employed by the Company (the "Bonus"); provided, however, that the entire unpaid balance of the Bonus shall be paid to the Employee within 15 days of any termination of his employment except as set forth in Section 8 below. The Bonus shall be in addition to any other discretionary incentive compensation that the Company may elect to provide to the Employee from time to time. Any such bonus payments may be made under the Schuler's 2000 Incentive Bonus Plan or the Company's 2000 Incentive Bonus Plan, at the Company's discretion (with respect to under which plan such bonus payments shall be made, not with respect to whether such bonus payments will be made), as the case may be.

         6. Employee Benefits. During his employment, the Employee shall be entitled to participate, subject to their terms, in those benefit plans and programs (other than incentive compensation plans) generally available to similarly situated officers of the Company. Such plans may include, but not necessarily be limited to, the D.R. Horton, Inc. 1991 Stock Incentive Plan, the D.R. Horton, Inc. Profit Sharing Plus Plan, the D.R. Horton, Inc. Flexible Benefits Plan, the D.R. Horton, Inc. Major Medical Health Care Plan, the D.R. Horton, Inc. Pre-Tax Premium Contribution Plan and such other employee benefit plans generally available to employees of the Company as may be in effect from time to time. In addition, during his employment, the Employee shall be eligible to participate in the D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 1 and the D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 2. The Company reserves the right to amend, modify, or terminate such benefit plans or programs, as well as any benefit arrangement or policy reflected in its Employee Manual, at any time without notice to the Employee. Additionally, the Company agrees to reimburse the Employee in accordance with generally applicable policies of the Company for business expenses reasonably incurred by the Employee on behalf of the Company.

         7. Term. The term of the Employee's employment hereunder shall commence as of the Effective Date and, unless sooner terminated as provided in Section 8 hereof, shall continue through March 31, 2003 (the "Term"). Upon termination of such employment, the provisions of Sections 9 through 14 hereof shall remain in force pursuant to their respective terms.

         8. Termination. The Employee's employment under this Agreement shall terminate upon the following circumstances:

                  (a) the death of the Employee;

                  (b) the Employee becomes Permanently Disabled. For purposes of this provision, the Employee shall be "Permanently Disabled" if, (i) to the extent that the Employee is covered by a policy of disability insurance, the Company reasonably determines that the Employee's condition satisfies the definition of "disability" therein; or (ii) in the event that Employee is not covered by a policy of disability insurance, it is determined that, as the result of physical or mental incapacity, he has been or will be unable to perform the essential duties of his position, even with reasonable accommodation, for a period of ninety (90) days or more. The determination of Permanent Disability for purposes of subpart (ii) of the preceding sentence shall be made by mutual agreement of the Employee and the Company, or if no such agreement is reached, shall be determined by a mutually selected person who is an expert in the type of disability claimed whose determination shall be final and binding. If the parties cannot agree on the selection of an expert as provided in the preceding sentence, the determination shall be made by an arbitrator selected pursuant to the commercial arbitration rules of the American Arbitration

         Association. Nothing in this Agreement shall constitute a promise that the Company will provide any form of disability insurance coverage or a guarantee that the Employee will receive any benefits under such coverage;

                  (c) the engagement by the Employee in any activity that constitutes Cause. For purposes of this Agreement, the term "Cause" shall mean that the Employee shall have committed any act of fraud, embezzlement or theft in connection with his duties hereunder;

                  (d) the delivery by the Employee to the Chairman or Chief Executive Officer of the Company written notice of termination; or

                  (e) the delivery by the Company to the Employee of written notice of termination.

         In the event that the Employee's employment is terminated under subsection (c) above, his right to additional compensation and benefits shall cease and the Employee shall be entitled only to earned Base Compensation, accrued Bonus amounts, and accrued but unused vacation time as of the date of termination. Under such circumstances, the accrued Bonus amount shall be a pro rata portion of any Bonus that would otherwise have been paid under Section 5 of this Agreement, calculated by dividing the number of days employed during the relevant bonus period by the total number of days in such period. If the Employee's employment is terminated under any subsection other than subsection
(c) above, the Employee shall be entitled to receive as severance an amount equal to the full Base Compensation and bonus amounts described in Section 5 (including, without limitation, the Bonus) he would have received had he remained employed by the Company through completion of the Term. For the avoidance of doubt, and without limiting the provisions of the foregoing sentence, if the Employee's employment is terminated under any subsection other than subsection (c) above, the Employee shall be entitled to receive the full bonus amounts described in Section 5 above of (i) a bonus of 1.25% of the earnings before taxes attributable to the operations of Schuler as historically conducted, for the fiscal year ending March 31, 2002, which bonus shall be calculated consistent with past practices immediately prior to the Effective Date, and (ii) the full Bonus in respect of the fiscal year ending March 31, 2003 in the aggregate amount of $1,150,000. Any Base Compensation and Bonus amounts due following termination under this Section shall be paid within 15 days of the date of termination. The severance benefits described in this Section shall be the exclusive remedy available to the Employee in the event of termination of his employment under this Agreement.

         9. Company Property. The Employee agrees that any and all home designs, development techniques or other concepts, products, or processes relating to the Company's business which the Employee may create, make, discover, introduce or invent while retained by the Company hereunder, shall belong to and be the sole property of the Company. The Employee agrees promptly and fully to disclose the same to the Company and to assign all rights thereto to the Company immediately.

         10. Survival. The parties hereby agree that the provisions of Sections 9 through 14 hereof shall survive the termination of this Agreement.

         11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Texas.

         12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and any corporation with which the Company may merge or consolidate or to which the Company may sell all or substantially all of its assets, and the Employee and his executors, administrators, heirs and legal representatives. Since the Employee's duties and services hereunder are special, personal and unique in nature, the Employee may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

         13. Entire Agreement. This Agreement and the Noncompetition Agreement contain the entire agreement between the parties relating to the subject matter hereof and supersede all previous agreements between the parties whether written or oral with respect to the subject matter hereof. This Agreement cannot be modified, altered or amended except by a writing signed by all the parties.

         14. Invalidity. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect, and the parties hereto shall continue to be bound thereby.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                  /s/ CRAIG A. MANCHESTER
                                                  -----------------------------
                                                  Craig A. Manchester




                                                  D.R. HORTON, INC.


                                                 By: /s/ RICHARD BECKWITT
                                                    ---------------------------
                                                    Richard Beckwitt
                                                    Attorney-in-Fact

                                    EXHIBIT A

                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT


         THIS CONFIDENTIALITY AND NONCOMPETITION AGREEMENT (this "Agreement") is being executed and delivered as of __________________, 2001 by Craig A. Manchester ("Stockholder") in favor and for the benefit of D.R. Horton, Inc., a Delaware corporation ("DHI").

                                    RECITALS

         WHEREAS, Stockholder beneficially owns, directly or indirectly, approximately ___% of the outstanding shares of Class B common stock of Schuler Homes, Inc., a Delaware corporation ("Schuler Homes"), and is the Executive Vice President and Chief Operating Officer of Schuler Homes;

         WHEREAS, as an employee and stockholder of Schuler Homes, Stockholder has obtained extensive and valuable knowledge and information concerning the business of Schuler Homes, including confidential information relating to Schuler Homes and its operations, assets, contracts, customers, personnel, plans, and prospects;

         WHEREAS, in connection with the Agreement and Plan of Merger, dated as of _________________, 2001 (as it may be amended from time to time, the "Merger Agreement"), between DHI and Schuler Homes, Schuler Homes will, as a result thereof, merge with and into DHI, with DHI as the surviving corporation and DHI shall, by operation of law, succeed to all property, rights, privileges, powers and franchises, and all and every other interest of Schuler Homes, including the reputation and goodwill associated therewith (the "Merger");

         WHEREAS, the business of Schuler Homes prior to the date of the Merger Agreement has been (i) the construction or sale of single-family or multi-family residences, (ii) the development of real property for use as lots for residential construction, and (iii) activities ancillary or related to the foregoing activities (collectively, the "Business");

         WHEREAS, DHI and its Affiliates (as defined below) intend to continue to engage in the Business and like business activities in the cities, counties and territories set forth on Schedule A hereto (the "Territories");

         WHEREAS, if Stockholder were to compete with DHI or any of its Affiliates' operation of the Business in the Territories, DHI would be deprived of the full benefit of any reputation or goodwill associated with Schuler Homes and DHI as the surviving corporation in the Merger;

         WHEREAS, in connection with the Merger and as a condition to consummating the Merger and subsequently employing Stockholder, and to more fully secure unto DHI the benefits of the Merger, DHI has requested that Stockholder enter into this Agreement; and Stockholder is entering into this Agreement in order to induce DHI to consummate the Merger; and

         WHEREAS, the covenants provided herein are material, significant and essential to effecting the transactions contemplated by the Merger Agreement, and good and valuable consideration under the Merger Agreement has been transferred to Stockholder in exchange for such covenants and the goodwill associated with DHI.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce DHI to consummate the Merger, as a condition to Stockholder's employment with DHI following the Merger, and in consideration of the benefits transferred to Stockholder pursuant to the Merger Agreement and the agreements and instruments related thereto, the receipt and sufficiency of such consideration being hereby acknowledged by Stockholder, Stockholder agrees as follows:

         1. Acknowledgments By Stockholder. Stockholder acknowledges that the promises and restrictive covenants that Stockholder is providing in this Agreement are reasonable and necessary to the protection of DHI's business and DHI's legitimate interests in its acquisition of Schuler Homes, including Schuler Homes' goodwill, pursuant to the Merger Agreement. Stockholder further acknowledges that, in connection with the consummation of the Merger, all of Stockholder's shares of common stock of Schuler Homes will be exchanged for cash and shares of common stock of DHI pursuant to the terms of the Merger Agreement.

         2. Covenant Not to Compete. During his period of employment with DHI following the Merger and until 12 months after the Effective Time, except for
(x) activities to be engaged in by him on behalf of DHI (whether as an employee, director, consultant or in any other capacity) or (y) the activities or investments engaged by him as of the date hereof that are described on Schedule B hereto, Stockholder shall not, voluntarily or involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons not now parties to this Agreement, or as a partner, stockholder, member, director, officer, manager, principal, agent, employee, or in any other capacity or relationship, for his own account or for the benefit of any other person:

                           (a) engage in the Business or any business activity
competing with the Business within any city or county included within any of the Territories; or

                           (b) have any interest in, own, manage, operate,
control, or join or participate in the ownership, management, operation, or control of, or provide consulting services to or otherwise advise or assist, enable (whether by license, sublicense, assignment or otherwise), or furnish any capital to or be connected in any manner with, either as a stockholder, joint venturer, proprietor, member, officer, director, manager, agent, lender, representative, partner, trustee, affiliate, employee or consultant, or otherwise engage or invest or participate in the Business or any business that competes with the Business, whether conducted by DHI, any

Affiliate of DHI or any of their successors or assigns in any city or county included within any of the Territories; or

                           (c) in any of the Territories, accept any business
relating to the Business from any material customer, supplier or contractor of DHI, any of its Affiliates, or any of their respective successors or assigns or solicit or encourage any such person to terminate or adversely alter in any material respect any relationship such person may have with DHI, any of its Affiliates or any of their successors or assigns; or

                           (d) market, endorse or promote any products that are
competitive with the Business;

provided, however, that nothing in this Section 2 shall prevent Stockholder from owning as a passive investment less than 5% of the outstanding shares of the capital stock of a publicly-held corporation if (i) such shares are actively traded on an established national securities market in the United States and
(ii) Stockholder is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation.

         3. Nonsolicitation. Until 12 months after the Effective Time, Stockholder shall not nor will he permit any of his Affiliates to:

                           (a) personally or through others, encourage, induce,
attempt to induce, solicit, or attempt to solicit (on Stockholder's own behalf or on behalf of any other person or entity) anyone who is employed at that time, or was employed during the previous six (6) months, by DHI, its Affiliates, or their respective successors or assigns to leave his or her employment with such entity; or

                           (b) personally or through others, use any trade
secret or proprietary information of DHI or any other improper means to interfere or attempt to interfere with the relationship or prospective relationship of DHI, its Affiliates, or their respective successors or assigns with any person or entity that is, was, or is expected to become a customer or client of such entity; or

                           (c) solicit the business of any client or customer of
DHI, its Affiliates, or their respective successors or assigns for any activity relating to the Business, other than on behalf of such entity.

                  4. Confidential and Proprietary Information. Stockholder acknowledges and agrees that, as an executive officer of Schuler Homes, he has obtained extensive and valuable knowledge and information concerning the business of Schuler Homes, including confidential information relating to Schuler Homes and its operations, assets, contracts, customers, personnel, plans and prospects. Stockholder further acknowledges and agrees that, through the dealings in connection with the Merger, he has obtained and will continue to obtain extensive and valuable knowledge and information concerning the business of DHI, including confidential information relating to DHI and its operations, assets, contracts, customers, personnel, plans, and prospects. Collectively, all of the knowledge and information described in the preceding two sentences constitutes the "Confidential Information". Stockholder further acknowledges and agrees that the Confidential Information has been acquired and developed through the expenditure of valuable resources, that it provides a competitive advantage over those who do not know and use it and that both Schuler Homes and DHI have taken reasonable precautions against its disclosure to and use by others.
Accordingly:

                           a. Stockholder shall not, directly or indirectly,
divulge, communicate, disclose, or use any Confidential Information at any time except as may be expressly authorized by DHI in writing.

                           b. All files, records, documents, computer-recorded
information, marketing surveys, operating manuals, price lists, memoranda, and similar items arising out of the Business or any business activity of DHI, whether prepared by Stockholder or otherwise coming into his possession, shall, following the Merger, be and remain the exclusive property of DHI. Upon the request of DHI, Stockholder shall immediately turn over to DHI all such material, along with any copies or derivatives of such material, following the Merger.

                           c. Notwithstanding the foregoing, this Section 4
shall not preclude Stockholder from disclosing information and material described herein to the extent that it (i) is or becomes generally available to the public other than by Stockholder's breach of this Section 4, (ii) is required to be disclosed by law or court order, and Stockholder has promptly notified DHI of the requirement to disclose and allowed DHI a reasonable period to obtain a protective order or take other steps to prevent such disclosure, or
(iii) is disclosed to Stockholder's accountant, lawyer, or other professional advisor for the sole purpose of receiving professional advice with respect thereto, provided that such professional advisor does not disclose the covered information or material to any other person or entity except as permitted by this Section 4.

                  5. Definition of Affiliate. As used in this Agreement, Affiliate means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including any partnership, limited liability company or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10% or more.

                  6. Equitable Remedies. Stockholder hereby acknowledges and agrees that the obligations under this Agreement are such that DHI, its Affiliates, and their respective successors and assigns cannot be fully and adequately compensated by damages for breach of such obligations. As a result, Stockholder hereby acknowledges and agrees that, in the event of any breach or threatened breach of this Agreement, DHI, its Affiliates, and their respective successors and assigns will be entitled not only to damages or other relief at law, but also to equitable relief to enforce the breached obligations, including preliminary and permanent injunctive relief (including temporary restraining orders) without the need to post any bond in connection therewith.

                  7. Amendment, Modification and Waiver; Beneficiary. Except as provided herein, no amendment, modification, alteration or supplement of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions. Nothing in this Agreement, express or implied, is intended to confer upon any third person (other than Affiliates, successors, and assigns of DHI, which are hereby expressly made third party beneficiaries of this Agreement) any rights or remedies under or by reason of this Agreement. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  8. Enforceability and Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision, without any action on the part of the parties hereto, shall be deemed amended to modify (including a reduction in duration, geographical area, or prohibited business activities), or if such modification is impossible then to delete, the portion adjudicated to be invalid or unenforceable, such modification or deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and such deletion or modification to be made only to the extent necessary to cause the provision as amended to be valid and enforceable.

                  9. Complete Understanding. This Agreement, in combination with the Merger Agreement and the agreements and instruments related thereto, constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral understandings and agreements with respect to the subject matter hereof and all prior written understandings and agreements with respect to the subject matter hereof.

                  10. Costs. In the event a dispute or controversy arises hereunder, or any action is brought by any party hereto or any other party-in-interest to enforce its rights hereunder, the prevailing party in any such dispute, controversy or action shall be entitled to recover its reasonable attorneys' fees, court costs and other related expenses of enforcement.

                  11. Section Headings and Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. Unless otherwise expressly provided, the word "including" means including, without limitation, with regard to the items listed thereafter. Capitalized terms used by not defined herein shall have the meaning given to such terms in the Merger Agreement.

                  12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                  If to Stockholder:

                  -----------------------
                  -----------------------
                  -----------------------
                  Telephone No.:
                                 ------------------------
                  Facsimile No.:
                                 ------------------------
                  If to DHI:

                  D.R. Horton,Inc.
                  1901 Ascension Blvd., Suite 100
                  Arlington, Texas  76006
                  Facsimile:  (817) 436-6053 and (817) 856-8252
                  Telephone: (817) 856-8200
                  Attention:  Rick Beckwitt and Ted Harbour

         13. Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of law that would apply any other law.

         14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being agreed that only an express written amendment, termination, or waiver of this Agreement by DHI or its Affiliates, successors, or assigns can relieve Stockholder of his personal obligations hereunder and then only with respect to the entity executing such amendment, termination, or waiver.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement.

         16. Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided under applicable law.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned has executed this Confidentiality and Noncompetition Agreement as of the date first above written.


                                        THE COMPANY:

                                        D.R. HORTON, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        STOCKHOLDER:



                                        ---------------------------------------
                                        Craig A. Manchester

                                   Schedule A

                                   Territories

(i) Anywhere within the State of California within the Counties of Alameda, Contra Costa, Los Angeles, Napa, Orange, Riverside, Sacramento, San Benito, San Bernadino, San Diego, San Joaquin, San Mateo, Santa Clara, Solano, Stanislaus and Ventura;

(ii) anywhere else within every other city and county within the State of California; and

(iii) anywhere within every city and county within the States of Arizona, Colorado, Hawaii, Oregon and Washington.

                                   Schedule B

                           Activities and Investments

NAME OF ACTIVITY OR INVESTMENT           NATURE OF BUSINESS               INVOLVEMENT IN BUSINESS (NOTE 1)
------------------------------           ------------------               --------------------------------
Ridgeford NJ Investments, L.L.C.       San Francisco condominium          Member in Highridge Group Holdings,
                                       development project                L.L.C., which is a member in Haverford
                                                                          Holdings, L.L.C., which is the sole
                                                                          member of Ridgeford NJ Investments, L.L.C.

Crest Road Homes LLC                   Rancho Palos Verdes single         Limited Partner in Highridge - MDA
                                       family development project         Limited Partnership, which is a general
                                                                          partner in MDA Investment Partnership,
                                                                          which is a member in Crest Road Homes LLC

Hasley Canyon Land Company, L.L.C.     Los Angeles County single family   Member in HR-Hasley Investors, L.L.C.,
                                       development project                which is the Managing Member of Highridge
                                                                          Hasley, L.L.C., which is a member in
                                                                          Hasley Canyon Land Company, L.L.C.

ChicagoLand Associates, L.L.C.         Chicago land development project   Limited Partner in DEM Associates, L.P.,
                                                                          which is a member in CL Associates,
                                                                          L.L.C., which is the Managing Member of
                                                                          ChicagoLand Associates, L.L.C.

Blackridge Southport, LLC              Sacramento land development        Member in Highridge Group Holdings,
                                       project (may be rezoned to         L.L.C., which is a member in Highridge
                                       single family residential lots)    Commercial Group, L.L.C., which is a
                                                                          member in Summit Partners VII, L.L.C.,
                                                                          which is the Managing Member of
                                                                          Blackridge Southport, LLC.

Haverford Capital, Inc.                Los Angeles (Sunset Boulevard)     A Highridge affiliated L.L.C. to be
                                       multi-family development project   formed will hold the Highridge interest
                                       (possible condominium project)     in the project if it proceeds forward.

In addition, the Stockholder shall not be restricted from engaging in, and the definition of the "Business" shall not include, any activity or investment relating to the development of commercial real estate or residential apartments.

Note 1: Mr. Manchester, either directly or through his affiliated companies, has an interest in the entities that have an economic interest in these Investments.